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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, which includes an explanatory paragraph regarding a change in accounting method, dated April 15, 1996, except for Note 11, as to which the date is August 29, 1996, on our audit of the consolidated financial statements of Kevco, Inc. as of December 31, 1995 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."


/s/ COOPERS & LYBRAND LLP

Fort Worth, Texas
January 14, 1997